Exhibit 10.3B

SECOND AMENDMENT TO

THE THIRD AMENDMENT AND RESTATEMENT OF

THE ALABAMA NATIONAL BANCORPORATION

PERFORMANCE SHARE PLAN

(Effective as of January 10, 2007)

Recitals

WHEREAS, the Board of Directors and the stockholders of Alabama National BanCorporation (the “Company”) have previously adopted and approved the Alabama National BanCorporation Performance Share Plan (as amended and restated through the date hereof, the “Performance Share Plan”);

WHEREAS, pursuant to duly adopted resolutions, the Board of Directors of the Company has elected to adopt an amendment (the “Amendment”) to the Performance Share Plan as further described herein;

WHEREAS, the Board of Directors of the Company is permitted to amend the Performance Share Plan under certain circumstances without stockholder approval pursuant to Section 19 therein; and

WHEREAS, the Board of Directors of the Company now desires to amend the Performance Share Plan in accordance with Section 19 therein and in accordance with the foregoing.

Amendment to the Performance Share Plan

1. Capitalized terms used in this Amendment and not otherwise defined herein have the respective meanings assigned to such terms in the Performance Share Plan.

2. Section 2(b) of the Performance Share Plan is hereby deleted in its entirety and replaced with the following revised Section 2(b):

“Award Period” means the period of calendar years (but no more than ten years) fixed by the Committee with respect to all classes of Awards with the same Date of Grant, commencing with each Date of Grant, except that (i) the Award Period for an Employee whose normal retirement date (as determined under the Company’s corporate policy covering retirement of salaried employees) is less than the period otherwise fixed by the Committee from the applicable Date of Grant shall be the period beginning with such Date of Grant and ending on the December 31st immediately preceding such normal retirement date and (ii) the Award Period for a recently hired Employee may be for such lesser period as determined by the Committee.

3. Section 5(c) of the Performance Share Plan is hereby deleted in its entirety and replaced with the following revised
Section 5(c):

Payment of the Award to any Participant shall be made in accordance with Section 6 and shall be subject to such conditions for payment as the Committee may prescribe at the time the Award is made. The Committee may prescribe different conditions for different Participants. Such conditions may be expressed in terms of: (i) the growth in Net Income Per Share during the Award Period, or (ii) Return on Average Equity in comparison with other banks and bank holding companies during the Award Period, or (iii) the growth in Stockholders’ Equity Per Share or tangible Stockholders’ Equity Per Share, or (iv) other reasonable bases; provided that, to the extent the Committee determines that it is necessary to qualify compensation under Section 162(m), the performance criteria shall be based on one or more of the criteria listed in (i), (ii) or (iii) above. Any provision of the Plan to the contrary notwithstanding, Performance Shares that are intended to qualify as performance-based compensation under Section 162(m) shall be granted and administered in accordance with the applicable requirements of Section 162(m) and be subject to such other terms and conditions as the Committee may impose. Subject to the terms of the Plan, each of the measures described in (i), (ii) or (iii) above may include or exclude discontinued operations, unusual items, non-recurring items, and extraordinary items, as determined by the Company’s auditors, and the effects of changes in accounting standards. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the performance-based exception under Section 162(m), the Committee may make such grants without satisfying the requirements of Section 162(m).

4. Except as hereby amended, the Performance Share Plan remains in full force and effect, as written.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to the Third Amendment and Restatement of the Alabama National BanCorporation Performance Share Plan to be executed by its duly authorized officer.

ALABAMA NATIONAL BANCORPORATION

By:	/s/ Richard Murray, IV
Its:	President and Chief Operating Officer